Exhibit 99.1

STEAKHOLDER FOODS LTD.
5 David Fikes St.
Rehovot, Israel 7638205

January 5, 2023

VIA EDGAR

Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Steakholder Foods Ltd. – Registration Statement on Form F-1
Registrant’s Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Steakholder Foods Ltd., a foreign private issuer incorporated in Israel (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed public offering in the United States of the Company’s American Depositary Shares (“ADSs”), each ADS representing ten (10) ordinary shares, no par value (“Ordinary Shares”), of the Company and warrants to purchase Ordinary Shares.

The Company has included in the Registration Statement its audited financial statements as of December 31, 2021 and for the fiscal years ended December 31, 2021 and 2020, and unaudited interim financial statements as of September 30, 2022, and for each of the nine-month periods ended September 30, 2022 and 2021.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period subsequent to June 30, 2021.

2. Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2022 will be available until April 2023.

4. In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Steakholder Foods Ltd.

/s/ Arik Kaufman
By: Arik Kaufman
Title: Chief Executive Officer